CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 22, 1997


                                 Unidigital Inc.
                                 ---------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-27664                 13-3856672
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       of Incorporation)                                    Identification No.)


20 West 20th Street, New York, New York                            10011
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (zip code)


                                 (212) 337-0330
                 ----------------------------------------------
                    (Registrant's telephone number, including
                                   area code)



  -----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Item 2. Acquisition or Disposition of Assets.

     On May 22, 1997, Unidigital Inc. (the "Company"), through its wholly-owned subsidiary, Elements (UK) Limited ("Elements"), consummated the acquisition of Libra City Corporate Printing Limited, a London-based financial printer (the "Seller"). The Seller provides printing services to the London financial community. The Company intends to continue such line of business. The Company, through Elements, acquired all of the issued and outstanding capital stock of the Seller and its subsidiaries. The purchase price included cash payments of (pound)1,823,750 (approximately $2,972,700) and a potential earn-out payment of up to (pound)500,000 (approximately $815,000) payable by March 31, 1998. In determining the purchase price, the Company considered, among other factors, (i) the composition of the Seller's assets, in particular, its cash position and the strength of the Seller's balance sheet; (ii) the business, operations and prospects of the Seller; (iii) the financial statements and other relevant financial and operating data of the Seller; (iv) the historical and projected financial information prepared by the management of the Seller; and (v) the past and projected revenues generated from the customers of the Seller.

     The Company funded the purchase price from the proceeds of five-year loans in the aggregate principal amount of $2,600,000 and a line of credit of up to $400,000 from Lloyds of London. The lenders under the $2,600,000 loans have a put option after one year. In connection with such loans, the Company granted five-year warrants to the lenders to purchase up to an aggregate amount of 260,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. In addition, the Company granted "piggyback" registration rights, subject to certain limitations, to such lenders. Included among the lenders, were David Wachsman and Harvey Silverman, directors of the Company. Such directors loaned an aggregate of $300,000 to the Company and received warrants to purchase an aggregate of 30,000 shares of the Company's Common Stock.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Information of Business Acquired.

     To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than August 5, 1997.

(b) Pro Forma Financial Information (unaudited).

     To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than August 5, 1997.

(c)      Exhibits.

         Exhibit No.               Description of Exhibit
         -----------               ----------------------

         4.1 Form of Promissory Note dated May 21, 1997, together with Schedule of Holders.


         4.2 Form of Warrant dated May 21, 1997, together with Schedule of Holders.


         4.3 Form of Registration Rights Agreement dated May 21, 1997, together with Schedule of Holders.

         10.1 Share Purchase Agreement by Way of Deed dated May 22, 1997 by and among Unidigital Inc., Elements (UK) Limited, Libra City Corporate Printing Limited, Francis Allen, Robin Bishop, Kenneth Dellow, Edward Tylee, Invesco English and International Trust, and Baronsmead Investment Trust.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            Unidigital Inc.



                                            By: /s/ William E. Dye
                                               --------------------------------
                                                William E. Dye, President and
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)



                                            By: /s/ Michael Brown
                                               --------------------------------
                                                 Michael Brown, Vice President
                                                   and Chief Financial Officer
                                                   (Principal Financial and
                                                    Accounting Officer)


Date: June 6, 1997